Exhibit 99.1
 Liquidity Forecast as of February 2023

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 Liquidity Summary (through Emergence(1))  Financial Projections  2016 Settlement  (1) Assumes that Chapter 11 Plan is confirmed by Bankruptcy Court and Company emerges from Chapter 11 on April 28, 2023  (2) Represents forecasted liquidity prior to the effects of various emergence-related transactions to take place on the Effective Date as illustrated on the Sources & Uses page presented herein  Apr’23 liquidity improvement (pre-emergence) has increased by ~$31MM in 2016 Settlement vs. Financial Projections  Ending liquidity(2) as of April 30, 2023:  December 19, 2023 filing of initial Restructuring Support Agreement and cleansing ("December Cleansing“): ~$81MM  January 18, 2023 filing of initial Backstop Commitment Agreement and Preliminary Q4 2022 Financial Results (the "Financial Projections"): ~$94MM  February 21, 2023 filing of 8-K disclosing settlement reached with 2016 lenders (the "2016 Settlement"): ~$125MM  December Cleansing  (Unless otherwise noted, USD in millions at FY’23 Budget F/X Rates based on 6/30/2022 spot)  3

Pre-Emergence Liquidity Bridge

(Unless otherwise noted, USD in millions at FY'23 Budget F/X Rates based on 6/30/2022 spot)



Liquidity Improvement of ~$13MM
Liquidity Improvement of ~$31MM
Liquidity prior to Emergence Sources & Uses[1]
$81
$8
$5
$94
($6)
$17
$20
$125
Apr-23 Liquidity (Dec. Cleansing)
Jan Forecast Updates
FX Risking
Apr-23 Liquidity (Financial Projections)
Feb Forecast Updates
Pro Fee Settlement Savings
Waiver of B-1 Adeq. Protection Payments
Apr-23 Liquidity (2016 Settlement)

Variance	Est. $ Impact	Comments
Jan Forecast Updates	8	Updated prelim. actuals through Dec & revised forecasts for pro fees, taxes and normal course bonus
FX Risking	5	Revised FX rate risking of 12/31 Spot Rates vs. prior risking to 9/30 Spot Rates
Subtotal: Liquidity Improvement	**$13**	**Liquidity Improvement in Financial Projections vs. December Cleansing**
Feb Forecast Updates	(6)	Updated forecast for perm displays/capex, pro fees, working capital & other
Pro Fee Settlement Savings	17	Pro fee settlement savings from 2016 Settlement
Waiver of B-1 Interest	20	Waiver of $20MM B-1 Adequate Protection payment in March
Subtotal: Liquidity Improvement	**$31**	**Liquidity Improvement in 2016 Settlement vs. Financial Projections**
Total Liquidity Improvement	**$44**	**Total Liquidity Improvement**

REVLON

4

(1) Represents forecasted liquidity prior to the effects of various emergence-related transactions to take place on the Effective Date as illustrated on the Sources & Uses page presented herein

Post-Emergence Liquidity Bridge

(Unless otherwise noted, USD in millions at FY'23 Budget F/X Rates based on 6/30/2022 spot)



Liquidity Improvement of ~$9MM
Liquidity Improvement: ~$12MM
$264
$13
($1)
$276
($6)
$38
$7
($68)
$20
$20
$285
Post-Emerg. Liquidity (Dec. Cleansing)
Pre-Emerg. Fcst Updates
All Other Updates
Post-Emerg. Liquidity (Financial Projections)
Pre-Emerg. Fcst Updates
Tranche B Avail.
Commit. Fees
2016 Settlement Payments
Waiver of B-1 Adeq. Protection Payments
Pro Fee Settlement Savings
Post-Emerg. Liquidity (2016 Settlement)

Post-Emerg Liquidity: December Cleansing	**$264**	**December Cleansing**
Pre-Emergence Forecast Updates	13	Pre-emergence forecast updates
All Other Updates	(1)	Revised estimates for commitment fees, debt service, and professional fees
Post-Emerg Liquidity: Financial Projections	**$276**	**Financial Projections**
Pre-Emergence Forecast Updates	(6)	Pre-emergence forecast updates
Tranche B Availability	38	Net Impact of Tranche B availability
Commitment Fees	7	Decrease in commitment fees based on the latest term sheets
2016 Settlement Payments	(68)	$56MM Cash out + $12MM Pro Fees
Wavier of B-1 Interest	20	Waiver of $20MM B-1 Adequate Protection payment in March
Pro Fee Settlement Savings	20	Professional fee savings from 2016 settlement
Post-Emerg Liquidity: 2016 Settlement	**$285**	**2016 Settlement**

5

REVLON

Sources & Uses  6  (Unless otherwise noted, USD in millions at FY’23 Budget F/X Rates based on 6/30/2022 spot)  Notes  Pre-Emergence Cash: Est. cash balance prior to Emergence  2016 Settlement Payments: Includes cash settlement payment and professional fees payable to 2016 lenders  Accrued & Unpaid Professional Fees: Includes estimated transaction / success fees payable at emergence  Other Restructuring Items: Amount reflects estimated other restructuring costs expected to be paid at Emergence  Debt Paydown: Reflects repayments of BrandCo DIP, B1’s (including Make-Whole Payment), DIP ABL, and FILO  Accrued & Unpaid Interest: Estimate at Emergence  Repayment & Transaction Fees: Exit fees per the DIP Credit Agreements and estimated transaction fees on new debt  Post-Emergence Cash: Reflect post-emergence cash assumption  (1) Equity Rights Offering commitment of $670MM reduced to $650MM in accordance with Excess Liquidity Reduction terms and provisions of the Plan

 Post-Emergence Liquidity (through FY’26)  7  Financial Projections  Unlevered FCF  Liquidity  2016 Settlement  Unlevered FCF  Liquidity  (Unless otherwise noted, USD in millions at FY’23 Budget F/X Rates based on 6/30/2022 spot)

 Professional Fees: 2016 Settlement Forecast  8  (USD in millions)  Note: Excludes Transaction/Success Fees payable upon Emergence  Total professional fees through Emergence are projected to be ~$246MM  2016 Settlement

 Appendix A: Non-GAAP Reconciliations  9

 Non-GAAP Reconciliation (2016 Settlement)   10  Reflects Post-Emergence period (May 2023 – December 2023)  Reflects FX adjustment from 2023 Budget FX Rates as of 6/30 to 12/31 Spot FX Rates  (1)  (Unless otherwise noted, USD in millions at FY’23 Budget F/X Rates based on 6/30/2022 spot)

 Non-GAAP Reconciliation (Financial Projections)  11  Reflects Post-Emergence period (May 2023 – December 2023)  Reflects FX adjustment from 2023 Budget FX Rates as of 6/30 to 12/31 Spot FX Rates  (1)  (Unless otherwise noted, USD in millions at FY’23 Budget F/X Rates based on 6/30/2022 spot)